Exhibit 1.01 to Form SD

AMSC CONFLICT MINERALS REPORT

For the year ended December 31, 2023

INTRODUCTION AND SUMMARY

This Conflict Minerals Report (this “Report”) of American Superconductor Corporation (together with its subsidiaries, “AMSC” or the “Company”) has been prepared in accordance with Section 13(p) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 13p-1 (the “Rule”) promulgated thereunder, for the reporting period from January 1, 2023 to December 31, 2023.

This Report relates to the process undertaken for AMSC products that were manufactured during calendar year 2023 and that contain or are believed to contain conflict minerals that are necessary to the functionality or production of our products. The term “conflict minerals” is defined in Section 13(p) of the Exchange Act as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, as limited by the Rule, tin, tantalum, tungsten, and gold (the “3TG minerals”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC. This Report includes a discussion of our conflict minerals program, reasonable country of origin inquiry (“RCOI”), due diligence procedures performed, and the disclosures required by the Securities and Exchange Commission (the “SEC”). AMSC is required to file this Report with the SEC because based on our RCOI and further due diligence, we have reason to believe that the 3TG minerals used in our products may originate in the DRC or certain countries that share an internationally recognized border with the DRC and that they may not be from recycled or scrap sources. The adjoining countries are the Republic of the Congo, Angola, Burundi, Central African Republic, Rwanda, Tanzania, Uganda, and Zambia (together with the DRC, the “Covered Countries”).

AMSC is committed to complying with the requirements of the Rule and upholding responsible sourcing practices. As such, AMSC has put into place a robust due diligence program to ensure its contributions to upholding human rights and responsible practices across the supply chain.

COMPANY OVERVIEW

AMSC was founded on April 9, 1987. The Company is a leading system provider of megawatt-scale power resiliency solutions that orchestrate the rhythm and harmony of power on the grid™, and that protect and expand the capability of the Navy’s fleet. The Company’s system level products leverage its propriety “smart materials” and “smart software and controls” to provide enhanced resiliency and improved performance of megawatt-scale power flow.

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

PRODUCT DESCRIPTIONS

We segment our operations into two market-facing business units: Grid and Wind.

•

Grid. Through our Gridtec™ Solutions, our Grid business segment enables electric utilities, industrial facilities, and renewable energy project developers to connect, transmit and distribute power with exceptional efficiency, reliability, security and affordability. We provide transmission planning services that allow us to identify power grid congestion, poor power quality, and other risks, which help us determine how our solutions can improve network performance. These services often lead to sales of our grid interconnection solutions for wind farms and solar power plants, power quality systems and transmission and distribution cable systems.  We also sell ship protection products to the U.S. Navy through our Grid business segment.

•

Wind. Through our Windtec® Solutions, our Wind business segment enables manufacturers to field wind turbines with exceptional power output, reliability, and affordability. We supply advanced power electronics and control systems, license our highly engineered wind turbine designs, and provide extensive customer support services to wind turbine manufacturers. Our design portfolio includes a broad range of drivetrains and power ratings of 2 megawatts (“MW’s”) and higher. We provide a broad range of power electronics and software-based control systems that are highly integrated and designed for optimized performance, efficiency, and grid compatibility.

We have determined that virtually all our products may contain one or more of the 3TG minerals.

The Company has disclosed the information above, along with a copy of this Report, publicly on its website, http://ir.amsc.com/corporate-governance.

RCOI

The Conflict Mineral Rule requires and AMSC is committed to and engaged in, conducting in good faith an RCOI reasonably designed to determine whether any of our 3TG minerals originated in the Covered Countries, are from recycled or scrap sources. This data collection and analysis process consisted of two phases.

Phase One

Our conflict minerals compliance program included a comprehensive screening of our product families. This screening, which mainly consisted of a detailed engineering review of our bill of materials and purchasing activity, determined that virtually all our products may contain 3TG minerals as detailed in the Description of Products above.

Phase Two

Our conflict minerals compliance program included AMSC’s engineers and others conducting a detailed bill of material review to ascertain if any of our components contain, or are believed to contain, 3TG minerals. All parts identified through the screening and detailed bill of material review, including purchased components, are screened and reviewed as described below.

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

To determine whether any 3TG minerals in our products originated in the Covered Countries, we continued to retain a third-party service provider, Assent Compliance (“Assent”), to assist us in collecting and reviewing data from our supply chain including upstream risk analysis.   Suppliers of purchased parts or components that are believed to contain 3TG via the engineering reviews described above and survey are required throughout by the supply chain to disclose the source of origin using the RBA-GeSI Conflict Minerals Reporting Template (“CMRT”) version 6.1 or higher detailing the unique smelter ID number of every source of material procured.

CMRTs are first requested of suppliers based on delivery quantities from the supplier, in addition to the period deliveries were received. Current products manufactured in the last year and related deliveries are prioritized based on quantities used in production and the likelihood that suppliers are available to respond. Due to the unpredictability of response rates and the completeness of the responses, the Company continues to update its due diligence process to assure the highest response rate and most valid answers reasonably possible. Our efforts to achieve complete transparency in our supply chain are made more difficult due to the fact that a significant portion of our supply chain is not required to file reports with the SEC under Sections 13(a) or 15(d) of the Exchange Act and is therefore not concerned by reporting obligations pursuant to Rule 13p-1 thereunder.

We contacted our suppliers via the Assent Sustainability Manager (“ASM”), a SaaS platform provided by Assent that enables its users to complete and track supplier communications and allows suppliers to upload completed CMRTs forms directly to the platform for assessment, reporting and management. The ACM also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement.

Assent requested that suppliers complete a CMRT and included training and education on the completion of the CMRT in its electronic communication to suppliers.  Assent monitored and tracked all of this communication in Assent’s system for future reporting and transparency.

Assent periodically informed the Company of the response rate of suppliers during the inquiry process.  AMSC directly contacted suppliers that were unresponsive to Assent’s communications during the RCOI and requested such suppliers to complete the CMRT and submit such form to Assent.  Suppliers requesting additional information regarding the CMRT were encouraged to review informational materials prepared by Assent and to contact Assent with further questions.

Our program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement. This data validation is based on:

●	Questions 1 and 2 are minimum requirements for the CMRT
o

If suppliers state (via Q1 and Q2) that their products do not contain 3TG minerals necessary to the function or production of said products, then no further information is required, and no further data validation is completed.

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

●	Question 3 – Do any of your 3TG minerals originate from the Covered Countries?
o	Any supplier that has any 3TG minerals from the Covered Countries, even 1 positive response from their supply chain must answer yes.
●	Question 4– is 100% of the 3TG in question from a recycled source?
●	Question 5 – Have you received info from all relevant 3TG Suppliers?
o	If you are not at 100%, then you can’t make definitive statements for Questions 3, 4 and 6.
●	Question 6 – Have you identified all your Smelters and refiners?
o	If the answer here is yes, then question 5 must be yes. This also impacts question 3.

Based on its assessment of survey responses received from our suppliers, AMSC determined that the majority of the materials used in the production of its products do not contain 3TG minerals sourced from the Covered Countries. However, from our RCOI we could not determine that the remainder of the 3TG minerals used in the production of our products did not originate from the Covered Countries.

DESIGN OF DUE DILIGENCE

AMSC’s due diligence efforts on the source and chain of custody of 3TG have been designed to conform to the Organization of Economic Cooperation and Development “OECD” Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas (Second Edition) (including the supplements on Gold and on Tin, Tungsten and Tantalum) (“OECD Guidance”) being adopted and described below.

We developed our due diligence process to address each of the five steps as outlined by the OECD Guidance, namely:

1.	Establishing strong company management systems regarding conflict minerals;
2.	Identifying and assessing risks in our supply chain;
3.	Designing and implementing a strategy to respond to identified risks in our supply chain;
4.	Utilizing independent third-party audits of supply chain diligence; and
5.	Publicly reporting annually on our supply chain due diligence.

We are a downstream supplier, many steps removed from the mining of 3TG minerals. Many suppliers, through multiple tiers of distribution, supply the components and materials integrated into our products. Furthermore, AMSC does not purchase raw ore or unrefined conflict minerals or make purchases from the Covered Countries. The origin of the conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined, and converted to ingots, bullion or other conflict mineral containing derivatives. The smelters and refiners consolidate raw ore and represent the best actors in the total supply chain to possess knowledge of the origin of the ores they procure.

The OECD Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. Accordingly, we rely primarily on our “tier 1” (direct) suppliers to provide information with respect to the origin of the conflict minerals contained in the components and materials supplied to us. Through continued outreach and process validation, this aligns with industry standards and market expectations for downstream companies’ due diligence.

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

DUE DILIGENCE PERFORMED

Step 1: Establish Strong Company Management Systems

Internal Compliance Team

Senior management is involved with the overall execution of our program. The Compliance team consists of members of the Procurement and Sourcing teams in addition to other support. These teams are responsible for providing all screened supplier data to Assent and coordination of issues and other tasks that may arise. The teams are also responsible for following up with non-responsive suppliers. The teams also review along with senior management and the Director of Internal Audit, periodic progress and status reports provided by Assent.

Control Systems

AMSC expects all its suppliers to have policies and procedures in place to ensure that any 3TG minerals used in the production of the products sold to AMSC are DRC conflict-free. This means that the products must not contain 3TG minerals that directly or indirectly finance, or benefit armed groups in the Covered Countries. These expectations are communicated directly to suppliers.

Other controls include, but are not limited to, our Code of Business Conduct and Ethics that outlines certain expected behaviors for all employees. This Code of Conduct is based on industry and internationally accepted principles such as the United Nations Guiding Principles on Business and Human Rights and the OECD Due Diligence Guidance. The Code of Conduct is available to all direct suppliers and if a supplier does not meet the Company’s requirements, the relationship with this supplier will be evaluated. Our Code of Conduct is reviewed annually to ensure it continues to align with industry best practices.

In addition, we rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers.

Supplier Engagement

Through Assent, AMSC engages with suppliers to request that they complete a valid CMRT for the products that they supply to the Company. Suppliers requiring outreach for reasons such as unresponsiveness or other matters are called, emailed and written to. Every effort is made to contact and manage issues with suppliers. Suppliers not responding are dealt with as a risk to the Company and are subject to our termination of relationship with the supplier.

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

We continue to put a strong emphasis on supplier education and training. To accomplish this, we utilized Assent’s learning management system, Assent University, to enroll all our in-scope suppliers in Conflict Minerals training and support resources. All training is tracked and evaluated based on completion.

AMSC believes that the combination of the Code of Business Conduct and Ethics, our Conflict Minerals Policy, and engagement with suppliers for Conflict Minerals training and requests constitute a strong program when it comes to supplier engagement.

Grievance Mechanism

AMSC maintains a Global Hotline and an intranet-based Hotline reporting portal for all employees. The Hotline is available for use with respect to conflict minerals. An independent company (the, “Contractor”) receives calls and electronically submitted tips and issues. The Contractor will notify the President, CFO, General Counsel, and Chair of the Audit Committee of the Board of Directors of any calls or other submissions. Upon notification, we evaluate the best method of investigation, evaluation, and if required resolution of any matters. A quarterly report of any activity received by the Contractor is also provided to us and further disclosed and if required reviewed by the Audit Committee during their quarterly meetings.

Maintain Records

AMSC has adopted a policy to retain relevant documentation for a period of 5 years. We implemented a document retention policy through Assent to retain conflict minerals related documents, including supplier responses to CMRTs. We store all of the information and findings from this process in a database hosted by Assent Compliance that can be audited by internal or external parties.

Step 2: Identifying and Assessing Risks in Our Supply Chain

Due to our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Risks are identified automatically in the ACM based on criteria established for supplier responses. These risks are addressed by Assent Compliance staff and members of our Conflict Minerals team internally who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

The primary risk we identified with respect to the data we collected from our supply chain for reporting year 2023 related to the nature of the responses we received. A large number of the responses we received were company-level CMRTs or did not specify the smelters or refiners used for the 3TG minerals in the components supplied to us. For those who did provide smelter or refiner information, this data was assessed for risk level and suppliers were made aware of any risk that their CMRT submission may include.

In accordance with OECD Guidelines, it is important to identify and assess risks associated with conflict minerals in the supply chain. Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the RMI to ensure that the facilities met the RMI definition of a 3TG minerals processing facility that was operational during the 2023 calendar year.

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

In order to assess the risk that any of these smelters posed to our supply chain, Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the RMAP. We do not typically have a direct relationship with 3TG minerals smelters and refiners and do not perform or direct audits of these entities within our supply chain. Smelters that have completed an RMAP audit are considered to be DRC-Conflict Free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists.

As of April 19, 2024, we have validated 346 smelters or refiners and are working to validate the additional smelter/refiner entries from the submitted CMRTs. Due to the provision of primarily supplier-level CMRTs, we cannot definitely determine their connection to the Covered Products.

Each facility that meets the RMI definition of a smelter or refiner of a 3TG minerals mineral is assessed according to red flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

●	Geographic proximity to the DRC and Covered Countries;
●	Known mineral source country of origin;
●	Responsible Minerals Assurance Process (RMAP) audit status;
●	Credible evidence of unethical or conflict sourcing;
●	Peer Assessments conducted by credible third-party sources.

As part of our risk management plan under the OECD Guidance, when facilities with red flags were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through Assent Compliance, submissions that include any red flag facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to AMSC, and escalating up to removal of these red flag smelters from their supply chain.

As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these red flags from the supply chain. In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program meets the OECD Guidance and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are:

A. Have you established a conflict minerals sourcing policy?

E. Have you implemented due diligence measures for conflict-free sourcing?

G. Do you review due diligence information received from your suppliers against your company’s expectations?

H. Does your review process include corrective action management?

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

When suppliers meet or exceed those criteria (Yes to at least A, E, G and H), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program. As of April 19, 2024, 26 suppliers were identified as having a weak program while 30 suppliers were considered as having a strong program.

Step 3: Designing and Implementing a Strategy to Respond to Identified Risks

The Company deals with each supplier on an individual basis as our response to suppliers is dependent on the risk(s) identified and exposure. Factors considered include the overall willingness of the supplier to mitigate risk as well as our ability to procure alternative suppliers. Our response is measured and does include termination of our relationship, if necessary.

Step 4: Independent Third-Party Audits of Smelter’s and Refiner’s Due Diligence Practices.

We do not have a direct relationship with any 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain. Instead, we rely on third-party audits of smelters and refiners conducted as part of the RMAP, which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

Assent also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices on behalf of its compliance partners.

Step 5: Publicly Report Our Supply Chain Due Diligence

We have published our Form SD for the year ended December 31, 2023 and this Report on our website, http://ir.amsc.com/corporate-governance. Information found on or accessed through our website is not considered part of this Report and is not incorporated by reference herein.

Due Diligence Results

Survey Results

As of April 19, 2024, our overall response rate was approximately 59% for this reporting year. Of the 163 originally surveyed suppliers for our combined product mix, 18 have reported that the 3TG used in the products that we purchase from them were not sourced from a Covered Country. Thirty-one suppliers indicate that the products they provide to us contain 3TG minerals, of which based on due diligence we have not been able to determine whether such 3TG minerals may have been sourced from the Covered Countries. Forty of the surveyed suppliers reported to not use any 3TG minerals.

Number of In-Scope Suppliers	Change in Number of In-Scope Supplier from 2022	Response Rate	Valid Response Rate
163	+3	59%	59%

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

From the responses that we received, we identified 28 smelters that potentially posed a risk. These concerns stem from (i) proximity to the DRC and Covered Countries, (ii) Responsible Minerals Assurance Process RMAP audit status, (iii) known or plausible evidence of unethical or conflict sourcing. For suppliers that identified these specific smelters of concern on their CMRT, we created a due diligence plan. These suppliers were contacted by Assent on behalf of AMSC to mitigate these risks in the supply chain. The suppliers were asked to provide a revised company level, product specific or, user-defined CMRT that does not contain the red flagged smelters identified in their CMRTs submitted to AMSC initially. The suppliers were also asked to conduct additional due diligence to confirm the presence of gold or the presence of any of these flagged facilities in the chain of custody for the part or parts supplied to AMSC.

Smelters and Refiners

Assent compared the list of smelters and refiners provided in our suppliers’ responses to the lists of smelters maintained by the Responsible Minerals Initiative (“RMI”) and, if a supplier indicated that a facility was certified as conflict-free, confirmed that the facility was listed on RMI’s list of validated conflict free smelters and refiners of 3TG.  Our suppliers identified a total of 346 legitimate smelters and refiners that appear on the lists maintained by RMI.  Based on the smelter list provided by suppliers via the CMRT and publicly available information, we have identified 224 smelters and refiners that are deemed RMAP Compliant – this indicates these smelters or refiners are compliant with the RMAP assessment protocols. No smelters or refiners have agreed to undergo or are currently undergoing a third-party audit.  Sixty of the smelters are or will undergo an educational outreach program to be conformant with our RMAP program. Most of the CMRTs we received were made on a company or division level basis, which did not allow us to identify which smelters or refiners listed by our suppliers actually processed the 3TG contained in our products.  All smelters and refiners identified by our suppliers that we believe may source 3TG from the Covered Countries appear on RMI’s list of validated conflict free smelters and refiners.

Status	Number of Identified Smelters and Refiners
RMAP Conformant	224
RMAP Active	4
Not Enrolled	89
Non-Conformant	29

Attached, as Appendix A is a list of all of the smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by the RMI as legitimate.  Since most of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed on Appendix A processed the 3TG minerals contained in our products.  Therefore, our list of processing smelters and refiners disclosed in Appendix A may contain more facilities than those that actually processed the 3TG contained in our products.

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.01 to Form SD

Risk Mitigation

AMSC has taken significant steps to improve the due diligence process and is committed to continuous process improvement and taking additional steps to mitigate the risk that its necessary conflict minerals benefit armed groups. These steps include implementing a:

●	Continuous internal oversight and review process of responses;
●	Continuous risk-based evaluation of bills of material to confirm suspect materials;
●	Risk based selection of suppliers providing suspect materials for current products;
●	Process for requesting declarations and after a reasonable period with no response, second requests;
●	Detailed inspection of responses and following up on inconsistencies, missing information, or possible inaccuracies of information; and
●	For suppliers not responding to second requests, phone call follow-up and escalation to the VP, Operations, is mandatory;
●

Work more closely with our third-party conflict minerals service provider to obtain CMRTs on a product-specific basis to enable us to determine which smelters and refiners process 3TG minerals contained in our products.

●	Engage with our suppliers more closely and provide suppliers with more information and training resources regarding responsible sourcing of 3TG minerals.
●

Non-responding suppliers face discontinuation of their supply service to AMSC. The Company will keep improving its due diligence measures by working more closely with suppliers to help them understand and satisfy AMSC’s requirements fully.

Appendix A: List of Smelters and Refiners

This list includes all of the smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by the RMI. Since most of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed actually processed the 3TG minerals contained in our products. Therefore, our list of processing smelters and refiners disclosed may contain more facilities than those that actually processed the conflict minerals contained in our products. The efforts described above under “Due Diligence Performed” represent our efforts to determine the location of origin of our conflict minerals.

AMSC

114 East Main Street | Ayer MA 01432 | +1 (978) 842-3000

www.amsc.com

Exhibit 1.02 to Form SD

AMSC FY23 Conflict Minerals Smelter Report

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tin	Thaisarco	Thailand	CID001898	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant
Gold	Advanced Chemical Company	United States Of America	CID000015	Active
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant
Gold	Agosi AG	Germany	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Outreach Required
Tungsten	Kennametal Huntsville	United States Of America	CID000105	Conformant
Gold	Aurubis AG	Germany	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant
Gold	Boliden AB	Sweden	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant
Gold	Caridad	Mexico	CID000180	Outreach Required
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant
Gold	Chimet S.p.A.	Italy	CID000233	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant
Gold	Chugai Mining	Japan	CID000264	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Outreach Required
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	Conformant
Tin	Alpha	United States Of America	CID000292	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Conformant
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Outreach Required
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Conformant
Gold	Dowa	Japan	CID000401	Conformant
Tin	Dowa	Japan	CID000402	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant
Tin	Fenix Metals	Poland	CID000468	Conformant
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review - Unable to Proceed
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Outreach Required
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non Conformant
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Conformant
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Non Conformant
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Communication Suspended - Not Interested
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant
Gold	Japan Mint	Japan	CID000823	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant

Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant
Gold	Asahi Refining USA Inc.	United States Of America	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	Russian Federation	CID000929	RMI Due Diligence Review - Unable to Proceed
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	Outreach Required
Gold	Kazzinc	Kazakhstan	CID000957	Conformant
Tungsten	Kennametal Fallon	United States Of America	CID000966	Conformant
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032	RMI Due Diligence Review - Unable to Proceed
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Outreach Required
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant
Tantalum	AMG Brasil	Brazil	CID001076	Conformant
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Conformant
Gold	Materion	United States Of America	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant
Tin	Metallic Resources, Inc.	United States Of America	CID001142	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant
Gold	Metalor USA Refining Corporation	United States Of America	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant
Tin	Minsur	Peru	CID001182	Conformant
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review - Unable to Proceed
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review - Unable to Proceed
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI Due Diligence Review - Unable to Proceed
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	Conformant
Gold	MKS PAMP SA	Switzerland	CID001352	Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review - Unable to Proceed
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Conformant
Tin	PT Bangka Tin Industry	Indonesia	CID001419	Active
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421	Conformant
Tin	PT Bukit Timah	Indonesia	CID001428	Conformant
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant
Tin	PT Panca Mega Persada	Indonesia	CID001457	Outreach Required
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant
Tin	PT Refined Bangka Tin	Indonesia	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant

Tin	PT Timah Nusantara	Indonesia	CID001486	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Conformant
Tin	PT Tommy Utama	Indonesia	CID001493	Conformant
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant
Tantalum	QuantumClean	United States Of America	CID001508	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant
Gold	Royal Canadian Mint	Canada	CID001534	Conformant
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Conformant
Gold	Sabin Metal Corp.	United States Of America	CID001546	Communication Suspended - Not Interested
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	Non Conformant
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Communication Suspended - Not Interested
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review - Unable to Proceed
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review - Unable to Proceed
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810	Outreach Required
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant
Tantalum	Telex Metals	United States Of America	CID001891	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required
Gold	Torecom	Korea, Republic Of	CID001955	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993	Conformant
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant
Gold	Morris and Watson	New Zealand	CID002282	Outreach Required
Gold	SAFINA A.S.	Czechia	CID002290	Conformant
Gold	Guangdong Jinding Gold Limited	China	CID002312	Outreach Required
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478	Communication Suspended - Not Interested
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Non Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant

Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant
Tantalum	D Block Metals, LLC	United States Of America	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	Non Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required
Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant
Tantalum	Materion Newton Inc.	United States Of America	CID002548	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Non Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Non Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	Outreach Required
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	RMI Due Diligence Review - Unable to Proceed
Gold	Sudan Gold Refinery	Sudan	CID002567	Outreach Required
Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Outreach Required
Gold	T.C.A S.p.A	Italy	CID002580	Conformant
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required
Gold	Industrial Refining Company	Belgium	CID002587	Non Conformant
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required
Tungsten	Niagara Refining LLC	United States Of America	CID002589	Conformant
Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Conformant
Gold	Marsam Metals	Brazil	CID002606	Non Conformant
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review - Unable to Proceed
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708	Conformant
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required
Tin	Super Ligas	Brazil	CID002756	Conformant
Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required
Gold	SAAMP	France	CID002761	Non Conformant
Gold	L'Orfebre S.A.	Andorra	CID002762	Conformant
Gold	8853 S.p.A.	Italy	CID002763	Non Conformant
Gold	Italpreziosi	Italy	CID002765	Conformant
Tin	Aurubis Beerse	Belgium	CID002773	Conformant
Tin	Aurubis Berango	Spain	CID002774	Conformant
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	CID002816	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Conformant
Tungsten	ACL Metais Eireli	Brazil	CID002833	Non Conformant

Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844	Conformant
Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review - Unable to Proceed
Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Non Conformant
Gold	Sai Refinery	India	CID002853	Outreach Required
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant
Gold	Bangalore Refinery	India	CID002863	Active
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review - Unable to Proceed
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required
Gold	Pease & Curren	United States Of America	CID002872	Communication Suspended - Not Interested
Gold	JALAN & Company	India	CID002893	Outreach Required
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant
Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required
Gold	Safimet S.p.A	Italy	CID002973	Non Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required
Gold	African Gold Refinery	Uganda	CID003185	RMI Due Diligence Review - Unable to Proceed
Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required
Gold	NH Recytech Company	Korea, Republic Of	CID003189	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant
Tin	PT Bangka Serumpun	Indonesia	CID003205	Conformant
Tin	Pongpipat Company Limited	Myanmar	CID003208	Outreach Required
Gold	QG Refining, LLC	United States Of America	CID003324	Outreach Required
Tin	Tin Technology & Refining	United States Of America	CID003325	Conformant
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379	Non Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	Conformant
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required
Gold	Sovereign Metals	India	CID003383	Outreach Required
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	RMI Due Diligence Review - Unable to Proceed
Tin	Precious Minerals and Smelting Limited	India	CID003409	Active
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review - Unable to Proceed
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant
Gold	Augmont Enterprises Private Limited	India	CID003461	Non Conformant
Gold	Kundan Care Products Ltd.	India	CID003463	Outreach Required
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	Outreach Required
Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required
Gold	Alexy Metals	United States Of America	CID003500	Non Conformant
Tin	CRM Synergies	Spain	CID003524	Conformant
Gold	MD Overseas	India	CID003548	Outreach Required
Tungsten	Artek LLC	Russian Federation	CID003553	RMI Due Diligence Review - Unable to Proceed
Gold	Metallix Refining Inc.	United States Of America	CID003557	Outreach Required
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Conformant
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	RMI Due Diligence Review - Unable to Proceed
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	RMI Due Diligence Review - Unable to Proceed
Gold	WEEEREFINING	France	CID003615	Conformant
Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant

Tungsten	LLC Vostok	Russian Federation	CID003643	RMI Due Diligence Review - Unable to Proceed
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required
Gold	Dongwu Gold Group	China	CID003663	Outreach Required
Tin	DS Myanmar	Myanmar	CID003831	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant
Tantalum	5D Production OU	Estonia	CID003926	Outreach Required
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978	Outreach Required
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060	Outreach Required
Gold	Sam Precious Metals	United Arab Emirates	CID003666	Outreach Required
Gold	Coimpa Industrial LTDA	Brazil	CID004010	Conformant
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993	Conformant
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034	Outreach Required
Tantalum	PowerX Ltd.	Rwanda	CID004054	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430	Conformant